Exhibit 10.23

14 Wall Street, 20th Floor New York, NY 10005
Tel: 212 618 1645 Fax: 212 618 1644
www.johnthomasbd.com

August 11, 2008

Sahara Media, Inc.
75 Franklin Ave. 2nd Floor
New York, New York 10013
Attention:  Mr. Philmore Anderson, CEO

Dear Mr. Anderson:

Reference is made to the letter agreement between John Thomas Financial, Inc. (“John Thomas Financial”) and Sahara Media, Inc. (the “Company”), dated May 21, 2008, as amended by the letter dated August 1, 2008 (the “First Amendment”) (as amended by the First Amendment, the “Original Agreement”).  This letter (this “Amendment”) memorializes certain amendments that the Company and John Thomas Financial want to make to the Original Agreement.   All capitalized terms not defined herein shall have the same meanings as in the Original Agreement.

1.	Amendments.

1.1
For the avoidance of doubt, all references in the Original Agreement and this Amendment to the issuance of securities by the Company shall be deemed to be references to the issuances of securities by Mac Filmworks, Inc. and not to the issuances of securities by the Company.

1.2	Section 3 of the Original Agreement (Securities and Compensation) shall be amended and restated as follows:

In consideration of the services set forth above, within 120 days of the date hereof, the Company shall, upon the completion of the Offering, as hereinafter defined, issue to John Thomas Financial, Three Million (3,000,000) shares of common stock, and a warrant to purchase an additional  One Million  (1,000,000) shares of the Company’s common stock at $1.3 0 per share.  These warrants may be exercised on a cashless basis. Subject to the applicable rules and regulations and interpretations of the Securities and Exchange Commission, including, without limitation, Rule 415 under the Securities Act of 1933, the shares of common stock issuable upon exercise of the aforementioned warrants will also be granted piggy-back registration rights until and unless such shares may be sold pursuant to Rule 144 under the Securities Act of 1933.   Upon the completion of a private placement of the securities of the Company commencing in August 2008, pursuant to which at least $8,000,000 in gross proceeds is raised for the Company though the direct efforts of John Thomas Financial, John Thomas Tomas Financial shall receive Four Hundred Thousand Dollars ($400,000) from the proceeds of the private placement.”

2.
Prior Agreements.   This Amendment shall completely and fully supersede all other and prior agreements and correspondence (both written and oral) by and between the Company and John Thomas Financial with respect to the subject matter of this Amendment.  Except as expressly amended hereby, the Original Agreement shall remain in full force and effect.

3.
No Implied Waivers. Except as expressly set forth herein, nothing herein shall constitute an express or implied waiver of any provision of the Original Agreement, and in all other respects the Original Agreement is specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.

4.
Counterparts.  This Amendment may be executed in any number of counterparts, with the same effect as if all the signatures on such counterparts appeared on one document.  Each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

5.	Amendments. This Amendment may not be amended, waived, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by the Company and John Thomas Financial.

6.	Binding on Successors. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted.

7.
Invalidity.  Any provision of this Amendment that may be determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Each party hereto hereby acknowledges and agrees to the terms set forth in this letter agreement, as evidenced by such party's execution or acknowledgement of this letter agreement below.

Very truly yours,

John Thomas Financial, Inc.

By:	/s/ Thomas Belesis

Confirmed and Agreed to:
This 11th day of August, 2008

SAHARA MEDIA, INC

By: /s/ Philmore Anderson IV
Title: Chief Executive Officer

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